Exhibit 10.12

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Intellectual property rights licensing agreement

Party A: Shenzhen Kingtitan Technology Co., Ltd. (hereinafter referred to as “Party A”)

Party B: Guangxi Yulin Kingtitan Technology Co., Ltd (hereinafter referred to as “Party B”)

According to the “Trademark Law of the People’s Republic of China”, “Intellectual Property Law of the People’s Republic of China” and relevant laws and regulations, the two sides under the premise of equality and mutual benefit, honesty and credit, friendly consultation, on the “Kingtian brand of environmentally friendly polymer materials, non-pneumatic tires series” products of all copyrights, patents, trademarks and other intellectual property rights in accordance with law, publicity, honorary certificates and other intellectual property rights of all the use of authorization to reach the following agreement:

1.0 Party A agrees that when Party B researches, develops, produces and sells all series of products under Party B in China and abroad, Party B is entitled to use all copyrights, patents, trademarks, advertising materials, honorary certificates and other intellectual property rights under Party A’s name permanently and free of charge.

2.0 Both parties agree that during the approval period, Party B shall fully maintain Party A’s image and credibility, and shall do a good job in keeping the product technology confidential, and shall not disclose the product technology to any third party and shall not harm Party A’s interests.

3.0 This Grant Rights Agreement commences on the date signed by both parties.

4.0 Both parties agree that if Party B has any of the situations in Article 5, Party A will recover all intellectual property rights such as copyrights, patents, trademarks, promotional materials, honorary certificates, etc., and Party B should return all technological documents, promotional materials (information) related to all certificates and licenses.

5.0 Party B has the right to revoke the authorization at any time if any of the following occurs:

5.1 If Party B transfer any of Party A’s intellectual property rights to others without Party A’s permission;

5.2 If Party B sell products for Party A’s competitors or sell counterfeit products;

5.3 If there are facts proving that other acts detrimental to our interests have occurred;

6.0 Amendments, renewals and any other outstanding matters of this Agreement shall be subject to the execution of mutually agreeable addenda having the same effect.

7.0 This Agreement shall come into force upon the signing and affixing of the seal of both Party A and Party B.

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

8.0 If any dispute arises in the course of the performance of this Agreement, after friendly consultation between the two parties, and if the consultation fails, either party may file a lawsuit with the People’s Court where Party A is located.

9.0 This agreement is executed in duplicate, one for each party.

Party A:

Company stamp: /s/ Shenzhen Kingtitan Technology Co., Ltd.

Signature of legal person or authorized representative: /s/ Shaobo WANG

Signature date: January 1, 2019

Party B:

Company stamp: /s/ Guangxi Yulin Kingtitan Technology Co., Ltd.

Signature of legal person or authorized representative: /s/ Wanli LI

Signature date: January 1, 2019